Rule 424(b)(3)
                                                                  No. 333-37657

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 12, 1998 and the Supplement dated August 27, 1998.
Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         The term "Company" includes, unless the context otherwise requires, CNL American Properties Fund, Inc. and its wholly owned subsidiary, CNL APF Partners, LP.

                                  THE OFFERINGS

         Upon completion of its Initial Offering on February 6, 1997, the Company had received subscription proceeds of $150,591,765 (15,059,177 Shares), including 59,177 Shares ($591,765) issued pursuant to the Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced its 1997 Offering of up to 27,500,000 shares and upon completion of such offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 Shares), including 187,265 Shares ($1,872,648) issued pursuant to the Reinvestment Plan. Net offering proceeds received by the Company from the Prior Offerings, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, totalled approximately $361,100,000. Following the completion of the 1997 Offering, the Company commenced this offering of up to 34,500,000 Shares. As of September 29, 1998, the Company had received subscription proceeds of $217,061,780 (21,706,178 Shares), including 310,785 Shares ($3,107,848) issued pursuant to the Reinvestment Plan in connection with this offering. Net offering proceeds received by the Company from this offering, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, totalled approximately $196,200,000. As of September 29, 1998, the Company had invested or committed for investment approximately $449,100,000 of aggregate net proceeds from its offerings in 349 Properties, in providing mortgage financing through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $108,200,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans.

                                    BUSINESS

PROPERTY ACQUISITIONS

         Between August 15, 1998 and September 29, 1998, the Company acquired 26 Properties consisting of land and building. In connection with the purchase of these 26 Properties, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         In addition, the Company acquired a seven acre parcel of land located in Orlando, Florida, on which the Company expects to construct three or four restaurant Properties. The Company expects to enter into leases relating to each of these Properties on substantially the same terms described in "Business - Description of property Leases." The Company also expects to enter into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The following table sets forth the location of the 26 Properties consisting of land and building, acquired by the Company from August 15, 1998 through September 29, 1998, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.



October 13, 1998                                  Prospectus Dated May 12, 1998

                              PROPERTY ACQUISITIONS
                 From August 15, 1998 through September 29, 1998


                                                              Lease Expira-
                                       Purchase     Date        tion and           Minimum          Percentage        Option
Property Location and Competition      Price (1)  Acquired   Renewal Options     Annual Rent (2)       Rent         To Purchase
---------------------------------    -----------  --------   ---------------    ----------------    ----------      -----------
Black-eyed Pea                       $817,944                08/2013; three     10.50% of Total       (5) (6)       during the
(the "Glendale Property")            (excluding   08/18/98   five-year          Cost (4); increases                 eighth, tenth,
Restaurant to be constructed         development             renewal options    by 10% after the                    and twelfth
                                     costs) (3)                                 tenth lease year                    lease years
The Glendale Property is located on                                             and after every                     only
the northwest corner of Bell Road                                               five years
and 73rd Avenue, in Glendale,                                                   thereafter during
Maricopa County, Arizona, in an area                                            the lease term
of mixed retail, commercial, and
residential development.  Other
fast-food, family-style, and casual
dining restaurants located in
proximity to the Glendale Property
include a Don Pablo's.

Arby's (7)                           $541,212                 08/2018; two      9% of Total Cost    for each lease   at any time
(the "Canton Property")              (excluding    08/20/98   five-year         (4); increases by   year,  (i) 4%    after the
Restaurant to be constructed         development              renewal options   1.25% on September  of annual gross  seventh lease
                                     costs) (3)                                 1 every lease year  sales minus      year
The Canton Property is located on                                               during the lease    (ii) the
the north side of Georgia Highway 5,                                            term                minimum annual
west of Interstate 575, in Canton,                                                                  rent for such
Cherokee County, Georgia, in an area                                                                lease year (6)
of mixed retail, commercial, and
residential development.  Other
fast-food, family-style, and casual
dining restaurants located in
proximity to the Canton Property
include an Applebee's, a Lone Star
Steakhouse & Saloon,  and a
Schlotzsky's Deli.





                                                              Lease Expira-
                                    Purchase        Date        tion and            Minimum                                Option
Property Location and Competition   Price (1)     Acquired   Renewal Options     Annual Rent (2)     Percentage Rent     To Purchase
---------------------------------   ---------    ---------   ---------------     ---------------     ---------------     -----------

Applebee's (8)                      $1,309,469                08/2018; two     $130,947; increases   for each lease          (9)
(the "Antioch Property")                           08/24/98   five-year        by 10% after the      year, (i) 7% of
Existing restaurant                                           renewal options  fifth lease year      annual gross
                                                                               and after every       sales minus
The Antioch Property is located on                                             five years            (ii) the
the northwest quadrant of Hickory                                              thereafter during     minimum annual
Hollow Parkway and Bell Road, in                                               the lease term        rent for such
Antioch, Davidson County, Tennessee,                                                                    lease year
in an area of mixed retail,
commercial, and residential
development.  Other fast-food,
family-style, and casual dining
restaurants located in proximity to
the Antioch Property include a TGI
Friday's, an Arby's, a McDonald's, a
Pizza Hut, a KFC, a Burger King, a
Red Lobster, and several local
restaurants.

Applebee's (8)                       $1,460,378                08/2018; two     $146,038; increases   for each lease        (9)
(the "Clarksville Property")                        08/24/98   five-year        by 10% after the      year, (i) 7% of
Existing restaurant                                            renewal options  fifth lease year      annual gross
                                                                                and after every       sales minus
The Clarksville Property is located                                             five years            (ii) the
on the southwest corner of Wilma                                                thereafter during     minimum annual
Rudolph Boulevard and St. Bethlehem                                             the lease term        rent for such
Drive, in Clarksville, Montgomery                                                                     lease year
County, Tennessee, in an area of
mixed retail, commercial, and
residential development. Other
fast-food, family-style, and casual
dining restaurants located in
proximity to the Clarksville
Property include a  Miami Subs, a
Ponderosa Steak House, a KFC, a Taco
Bell, a Boston Market, an Arby's, a
Waffle House, a Rio Bravo, a Burger
King, a McDonald's, a Shoney's, and
several local restaurants.






                                                              Lease Expira-
                                     Purchase      Date         tion and            Minimum                               Option
Property Location and Competition    Price (1)   Acquired    Renewal Options    Annual Rent (2)     Percentage Rent     To Purchase
---------------------------------    ---------   --------    ---------------    ---------------     ---------------     -----------

Applebee's (8)                       $1,482,063              08/2018; two       $148,206; increases  for each lease         (9)
(the "Columbia Property")                        08/24/98    five-year          by 10% after the     year, (i) 7% of
Existing restaurant                                          renewal options    fifth lease year     annual gross
                                                                                and after every      sales minus
The Columbia Property is located on                                             five years           (ii) the
the southwest corner of South James                                             thereafter during    minimum annual
Campbell Boulevard and Fairview                                                 the lease term       rent for such
Drive, in Columbia, Maury County,                                                                    lease year
Tennessee, in an area of mixed
retail, commercial, and residential
development. Other fast-food,
family-style, and casual dining
restaurants located in proximity to
the Columbia Property include a
Golden Corral, a Ruby Tuesday, a
Ponderosa Steak House, a Sonic
Drive-In, a Subway Sandwich Shop, a
Waffle House, and several local
restaurants.

Applebee's (8)                         $1,417,129              08/2018; two     $141,713; increases   for each lease        (9)
(the "Cookeville Property")                         08/24/98   five-year        by 10% after the      year, (i) 7% of
Existing restaurant                                            renewal options  fifth lease year      annual gross
                                                                                and after every       sales minus
The Cookeville Property is located                                              five years            (ii) the
on the south side of Interstate                                                 thereafter during     minimum annual
Drive, south of the Cookeville                                                  the lease term        rent for such
Central Business District, in                                                                         lease year
Cookeville, Putnam County,
Tennessee, in an area of mixed
retail, commercial, and residential
development. Other fast-food,
family-style, and casual dining
restaurants located in proximity to
the Cookeville Property include a
Red Lobster, a Fazoli's, an Outback
Steakhouse, a Chili's, and several
local restaurants.







                                                               Lease Expira-
                                    Purchase        Date         tion and          Minimum                                  Option
Property Location and Competition   Price (1)     Acquired    Renewal Options  Annual Rent (2)        Percentage Rent    To Purchase
---------------------------------   ---------     --------    ---------------  ---------------        ---------------    -----------

Applebee's (8)                       $1,438,745                08/2018; two     $143,875; increases   for each lease year,     (9)
(the "Hendersonville Property")                   08/24/98     five-year        by 10% after the      (i) 7% of
Existing restaurant                                            renewal options  fifth lease year      annual gross
                                                                                and after every       sales minus
The Hendersonville Property is                                                  five years            (ii) the
located on the north side of East                                               thereafter during     minimum annual
Main Street, east of the                                                        the lease term        rent for such
Hendersonville Central Business                                                                       lease year
District, in Hendersonville, Sumner
County, Tennessee, in an area of
mixed retail and commercial
development.  Other fast-food,
family-style, and casual dining
restaurants located in proximity to
the Hendersonville Property include
a Burger King, a Shoney's, and a
local restaurant.

Applebee's (8)                    $1,482,830              08/2018; two     $148,283; increases   for each lease             (9)
(the "Hermitage Property")                     08/24/98   five-year        by 10% after the      year, (i) 7% of
Existing restaurant                                       renewal options  fifth lease year      annual gross
                                                                           and after every       sales minus
The Hermitage Property is located on                                       five years            (ii) the
the northwest corner of Old Hickory                                        thereafter during     minimum annual
Boulevard and Juarez Road, in                                              the lease term        rent for such
Hermitage, Davidson County,                                                                      lease year
Tennessee, in an area of mixed
retail, commercial, and residential
development.  Other fast-food,
family-style, and casual dining
restaurants located in proximity to
the Hermitage Property include a
Schlotzsky's Deli, a Fazoli's, and a
Steak-N-Shake.






                                                              Lease Expira-
                                       Purchase     Date        tion and             Minimum                               Option
Property Location and Competition      Price (1)  Acquired   Renewal Options     Annual Rent (2)    Percentage Rent     To Purchase
---------------------------------      ---------  --------   ---------------     ---------------    -----------         -----------

Applebee's (8)                         $1,264,927           08/2018; two       $126,493; increases   for each lease         (9)
(the "Hopkinsville Property")                     08/24/98  five-year          by 10% after the      year, (i) 7% of
Existing restaurant                                         renewal options    fifth lease year      annual gross
                                                                               and after every       sales minus
The Hopkinsville Property is located                                           five years            (ii) the
on the northwest corner of Fort                                                thereafter during     minimum annual
Campbell Boulevard and Sivley Road,                                            the lease term        rent for such
in Hopkinsville, Christian County,                                                                   lease year
Kentucky, in an area of mixed
retail, commercial, and residential
development.  Other fast-food,
family-style, and casual dining
restaurants located in proximity to
the Hopkinsville Property include a
Golden Corral and a Shoney's.

Applebee's (8)                         $1,416,862             08/2018; two     $141,686; increases   for each lease          (9)
(the "Lebanon Property")                           08/24/98   five-year        by 10% after the      year, (i) 7% of
Existing restaurant                                           renewal options  fifth lease year      annual gross
                                                                               and after every       sales minus
The Lebanon Property is located on                                             five years            (ii) the
the east side of South Cumberland                                              thereafter during     minimum annual
Street, north of Interstate 40, in                                             the lease term        rent for such
Lebanon, Wilson County, Tennessee,                                                                   lease year
in an area of mixed retail,
commercial, and residential
development.  Other fast-food,
family-style, and casual dining
restaurants located in proximity to
the Lebanon Property include a
Cracker Barrel.






                                                               Lease Expira-
                                      Purchase      Date         tion and             Minimum                               Option
Property Location and Competition     Price (1)    Acquired    Renewal Options     Annual Rent (2)    Percentage Rent    To Purchase
---------------------------------     ---------    --------    ---------------     ---------------    ---------------    -----------

Applebee's (8)                         $1,495,558              08/2018; two       $149,556; increases   for each lease       (9)
(the "Madison Property")                           08/24/98    five-year          by 10% after the      year, (i) 7% of
Existing restaurant                                            renewal options    fifth lease year      annual gross
                                                                                  and after every       sales minus
The Madison Property is located on                                                five years            (ii) the
the east side of Gallatin Pike,                                                   thereafter during     minimum annual
northeast of the Nashville Central                                                the lease term        rent for such
Business District, in Madison,                                                                            lease year
Davidson County, Tennessee, in an
area of mixed retail, commercial,
and residential development. Other
fast-food, family-style, and casual
dining restaurants located in
proximity to the Madison
Property  include an Outback
Steakhouse, a Sonic Drive-In, and
several local restaurants.

Applebee's (8)                         $1,265,541                08/2018; two       $126,554; increases   for each lease      (9)
(the "Tullahoma Property")                            08/24/98   five-year          by 10% after the      year, (i) 7% of
Existing restaurant                                              renewal options    fifth lease year      annual gross
                                                                                    and after every       sales minus
The Tullahoma Property is located on                                                five years            (ii) the
the west side of North Jackson                                                      thereafter during     minimum annual
Street, north of the Tullahoma                                                      the lease term        rent for such
Central Business District, in                                                                             lease year
Tullahoma, Coffee County, Tennessee,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food,
family-style, and casual dining
restaurants located in proximity to
the Tullahoma Property include a
Fazoli's, a Shoney's, a Ruby
Tuesday, a Waffle House, a Hardee's,
a Captain D's, a Sonic Drive-In, and
a Red Lobster.






                                                                Lease Expira-
                                       Purchase       Date        tion and            Minimum                             Option
Property Location and Competition      Price (1)    Acquired   Renewal Options   Annual Rent (2)   Percentage Rent     To Purchase
---------------------------------    ------------   --------   ---------------   ---------------   ---------------     -----------

Arby's (7)                             $490,232               08/2018; two      9% of Total Cost    for each lease    at any time
(the "Whitehall Property")             (excluding   09/01/98  five-year         (4); increases by   year, (i) 4% of   after the
Restaurant to be renovated             development            renewal options   1.25% on September  annual gross      seventh lease
                                       costs) (3)                               1 every lease year  sales minus       year
The Whitehall Property is located on                                            during the lease    (ii) the
the northeast corner of East Main                                               term                minimum annual
Street and Ross Road, in Whitehall,                                                                 rent for such
Franklin County, Ohio, in an area of                                                                lease year
mixed retail, commercial, and
residential development. Other
fast-food, family-style, and casual
dining restaurants located in
proximity to the Whitehall Property
include a Golden Corral, a
Fuddrucker's, a Burger King, a
Wendy's, a Pizza Hut, a KFC, a Long
John Silver's, a Ponderosa Steak
House, a White Castle, a Blimpie's,
and several local restaurants.

Bennigan's                             $1,635,000              09/2013; three     $169,631 (10);     for each lease    at any time
(the "Ocala Property")                 (3) (10)     09/04/98   five-year          increases by 10%   year, (i) 6% of   after the
Restaurant to be renovated                                     renewal options    after the fifth    annual gross      fifth lease
                                                                                  lease year and     sales minus       year
The Ocala Property is located on the                                              after every five   (ii) the
northeast quadrant of Southwest                                                   years thereafter   minimum annual
College Road and Southwest 36th                                                   during the lease   rent for such
Avenue, in Ocala, Marion County,                                                  term               lease year
Florida, in an area of mixed retail,
commercial, and residential development.
Other fast-food, family-style, and
casual dining restaurants located in
proximity to the Ocala Property include
a Shoney's, a Chili's, a Chick-Fil-A,  a
Ruby Tuesday, a Lone Star Steakhouse &
Saloon, a Perkins, a Red Lobster,  an
Olive Garden, a Quincy's Family Steak
House, an Outback  Steakhouse,  a Wendy's,
and several local restaurants.





                                                                Lease Expira-
                                     Purchase        Date         tion and           Minimum                              Option
Property Location and Competition      Price (1)   Acquired    Renewal Options   Annual Rent (2)     Percentage Rent   To Purchase
---------------------------------    -----------   --------    ---------------   ---------------     ---------------   -----------

Popeyes                              $510,429      09/14/98  09/2018; two       $53,595; increases        None          at any time
(the "Valdosta Property")                                    five-year          by 10% after the                        after the
Existing restaurant                                          renewal options    fifth lease year                        seventh
                                                                                and after every                         lease year
The Valdosta Property is located on                                             five years
the northeast quadrant of Bemiss                                                thereafter during
Road and Lakeland Avenue, in                                                    the lease term
Valdosta, Lowndes County, Georgia,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food,
family-style, and casual dining
restaurants located in proximity to
the Valdosta Property include a Long
John Silver's, a Burger King, a
Checkers, a McDonald's, a Krystal
Burger, a Domino's Pizza, and a
local restaurant.

Roadhouse Grill                    $1,186,847      09/15/98  09/2011; two       9.50% of Total Cost      None    at any time
(the "Jacksonville #7 Property")   (excluding                ten-year renewal   (4); increases by                after the
Restaurant to be renovated         development               options            4% after the second              seventh lease
                                   costs) (3)                                   lease year and                   year
The Jacksonville #7 Property is                                                 after every two
located on the south side of                                                    years thereafter
Baymeadows Road, south of the                                                   during the lease
Jacksonville Central Business                                                   term
District, in Jacksonville, Duval
County, Florida, in an area  of
mixed retail, commercial,  and
residential development.  Other
fast-food,  family-style,  and
casual  dining  restaurants
located in proximity to the
Jacksonville #7 Property include
a Waffle House, an Arby's, and
a Hardee's.






                                                              Lease Expira-
                                     Purchase        Date       tion and           Minimum                             Option
Property Location and Competition      Price (1)   Acquired  Renewal Options   Annual Rent (2)      Percentage Rent  To Purchase
---------------------------------    -----------   --------  ---------------   ---------------      ---------------  -----------

Arby's (7)                           $467,523                09/2018; two       9% of Total Cost    for each lease    at any time
(the "Columbus #4 Property")         (excluding     09/18/98 five-year          (4);  increases by  year, (i) 4% of   after the
Restaurant to be constructed         development             renewal options    1.25% on September  annual gross      seventh lease
                                     costs) (3)                                 1 every lease year  sales minus       year
The Columbus #4 Property is located                                             during the lease    (ii) the
on the southeast quadrant of                                                      term              minimum annual
Interstate 70 and West Broad Street,                                                                rent for such
in Columbus, Franklin County, Ohio,                                                                 lease year
in an area of mixed retail,
commercial, and residential
development. Other fast-food,
family-style, and casual dining
restaurants located in proximity to
the Columbus #4 Property include a
McDonald's, a Taco Bell, a White
Castle, a KFC, a Wendy's, a Burger
King, and a Subway Sandwich Shop.

Pollo Tropical (11)                $1,750,000                09/2018; four      $157,500; (12)          None            None
(the "Miami #2 Property")                          09/22/98  five-year
Existing restaurant                                          renewal options

The Miami #2  Property  is
located on the east side of
North West 87th Avenue, west
of the Miami Central Business
District, in Miami, Dade
County, Florida, in an area of
mixed  retail,  commercial, and
residential  development.  Other
fast-food,  family-style,  and
casual dining restaurants located
in proximity to the Miami #2
Property  include a Grady's,  a
Roadhouse  Grill,  a Miami Subs,  a
Macaroni  Grill,  a Wendy's,  a
Chili's,  a  Longhorn  Steakhouse,
and a local restaurant.






                                                               Lease Expira-
                                    Purchase         Date         tion and             Minimum                           Option
Property Location and Competition     Price (1)    Acquired    Renewal Options     Annual Rent (2)   Percentage Rent   To Purchase
---------------------------------   -----------    --------    ---------------     ---------------   ---------------   -----------

Pollo Tropical (11)                 $1,227,273                09/2018; four        $110,455; (12)          None            None
(the "Miami #3 Property")                          09/22/98   five-year
Existing restaurant                                           renewal options

The Miami #3  Property  is
located on the south side of
South West 56th  Street, west
of the Miami Central Business
District, in Miami, Dade County,
Florida, in an  area  of  mixed
retail, commercial, and residential
development.  Other fast-food,
family-style,  and casual dining
restaurants located in proximity to
the Miami #3 Property include a
Boston Market, a McDonald's,
and a Checkers.

Pollo Tropical (11)                $1,318,182                09/2018; four        $118,636; (12)            None            None
(the "Miami #4 Property")                         09/22/98   five-year
Existing restaurant                                          renewal options

The Miami #4  Property  is
located  on the  southeast  corner
of North West 6th Street and North
West 57th Avenue, in Miami, Dade
County, Florida, in an area of
mixed  retail,  commercial,  and
residential  development.   Other
fast-food, family-style, and casual
dining restaurants located in
proximity to the Miami #4
Property include a McDonald's.






                                                                  Lease Expira-
                                       Purchase        Date         tion and           Minimum                           Option
Property Location and Competition        Price (1)   Acquired    Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------------------      -----------   --------    ---------------   ---------------   ---------------   -----------

Pollo Tropical (11)                    $1,818,182                09/2018; four      $163,636; (12)            None        None
(the "Miami Springs Property")                        09/22/98   five-year
Existing restaurant                                              renewal options

The Miami Springs  Property is
located on the  northeast  corner
of College Road and Northwest 36th
Street, in Miami Springs, Dade
County, Florida, in an area of
mixed  retail,  commercial,  and
residential  development.   Other
fast-food, family-style, and casual
dining restaurants located in
proximity to the Miami Springs
Property include a Burger King and
a Miami Subs.

Pollo Tropical (11)                    $1,590,909                09/2018; four      $143,182; (12)            None            None
(the "North Miami Property")                          09/22/98   five-year
Existing restaurant                                              renewal options

The North Miami  Property is located
on the  southwest  corner of Sans
Souci and Biscayne  Boulevard,  in
North Miami, Dade County,  Florida,
in an area of mixed retail, commercial,
and residential development. Other fast-food, family-style, and casual dining restaurants located in proximity to the North Miami Property include a Burger
King and a Denny's.






                                                              Lease Expira-
                                    Purchase       Date         tion and          Minimum                              Option
Property Location and Competition     Price (1)  Acquired    Renewal Options  Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------   -----------  --------    ---------------  ---------------   ---------------      -----------

IHOP (13)                           $1,308,412              09/2018; three        $115,794           None           during the
(the "Fort Worth #3 Property")                   09/24/98   five-year                                               eleventh lease
Existing restaurant                                         renewal options                                         year only

The Fort Worth #3 Property is
located on the  southwest
quadrant of  Northeast
Loop 820 and North Beach Road,
in Fort Worth, Tarrant County,
Texas, in an area of mixed retail,
commercial, and residential
development.  Other  fast-food,
family-style, and casual dining
restaurants located in proximity
to the Fort Worth #3 Property
include a Whataburger and several
local restaurants.

IHOP (13)                              $1,275,701                09/2018; three     $112,900          None           during the
(the "Kansas City Property")                          09/24/98   five-year                                           eleventh lease
Existing restaurant                                              renewal options                                     year only

The Kansas City Property is located
on the southwest quadrant of Northwest
64th Street and Interstate 29, in
Kansas City, Platte County, Missouri,
in an area of mixed retail, commercial,
and residential development. Other fast-food, family-style, and casual dining restaurants located in proximity to the Kansas City Property include a McDonald's, a Pizza Hut, a Subway Sandwich Shop, and a local restaurant.






                                                                   Lease Expira-
                                      Purchase          Date         tion and             Minimum                          Option
Property Location and Competition     Price (1)       Acquired    Renewal Options     Annual Rent (2)   Percentage Rent  To Purchase
---------------------------------   -----------       --------    ---------------     ---------------   ---------------  -----------

IHOP (13)                           $1,098,131     09/24/98     09/2018; three           $97,185           None          during the
(the "Killeen Property")                                        five-year                                                eleventh
Existing restaurant                                             renewal options                                          lease year
                                                                                                                         only
The  Killeen  Property  is
located  on the south side of the
Central Texas Expressway, south of
the Killeen Central Business District,
in Killeen,  Bell County,  Texas,
in  an  area  of  mixed  retail,
commercial,  and  residential
development.  Other  fast-food,
family-style,  and  casual  dining
restaurants located in proximity to
the Killeen  Property  include a
Golden  Corral,  a Long John Silver's,
a Taco Bell, a Wendy's, a McDonald's,
a Whataburger,  a Denny's, and
several local restaurants

Arby's (7)                       $391,524    09/25/98   09/2018; two       9% of Total Cost      for each lease    at any time
(the "Redford Property")                                five-year          (4); increases by     year, (i) 4% of   after the
Restaurant to be constructed                            renewal options    1.25% on September    the annual        seventh lease
                                                                           1 every lease year    gross sales       year
The Redford Property is located on                                         during the lease      minus (ii) the
the east side of Inkster Road, north                                       term                  minimum annual
of Plymouth Road, in Redford, Wayne                                                              rent for such
County, Michigan, in an area of                                                                  lease year
mixed retail, commercial, and
residential development.  Other
fast-food, family-style, and casual
dining restaurants located in
proximity to the Redford Property
include a Little Caesar's Pizza and
a local restaurant.




--------------------------------------

FOOTNOTES:

(1)      The estimated federal income tax basis of the depreciable  portion (the
         building  portion)  of  each  of  the  Properties  acquired,   and  for
         construction  Properties,  once the buildings are  constructed,  is set forth below:

         Property                    Federal Tax Basis        Property                       Federal Tax Basis
         --------                    -----------------        --------                       -----------------

         Glendale Property                $  1,140,000        Ocala Property                        $1,141,000
         Canton Property                       580,000        Valdosta  Property                       377,000
         Antioch Property                      767,000        Jacksonville #7 Property               1,533,000
         Clarksville Property                  979,000        Columbus #4 Property                     616,000
         Columbia Property                     932,000        Miami #2 Property                      1,191,000
         Cookeville Property                 1,000,000        Miami #3 Property                        612,000
         Hendersonville Property               963,000        Miami #4 Property                        602,000
         Hermitage Property                    824,000        Miami Springs Property                 1,008,000
         Hopkinsville Property                 939,000        North Miami  Property                    761,000
         Lebanon Property                      922,000        Fort Worth #3 Property                   800,000
         Madison Property                      833,000        Kansas City Property                     828,000
         Tullahoma Property                  1,006,000        Killeen Property                         773,000
         Whitehall Property                    281,000        Redford Property                         707,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Canton, Whitehall, Jacksonville #7, Columbus #4 and Redford Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Glendale Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the restaurant opens for business to the public or (iii) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Glendale, Canton, Whitehall, Jacksonville #7, Columbus #4 and Redford Properties, as described above, the tenant shall pay monthly interim rent equal to a specified rate per annum (ranging from 9% to 10.50%) of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The development agreements or lease addendums for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below. The maximum cost to the Company (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

         Property                    Estimated Maximum Cost      Estimated Final Completion Date
         --------                    ----------------------      -------------------------------
         Glendale Property                   $1,682,243                 February 14, 1999
         Canton Property                      1,121,495                 February 16, 1999
         Whitehall Property                     782,321                 February 28, 1999
         Ocala Property                       1,635,000                 March 3, 1999
         Jacksonville #7 Property             1,811,747                 March 14, 1999
         Columbus #4 Property                 1,084,112                 March 17, 1999
         Redford Property                     1,065,421                 March 24, 1999

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs and (iii) actual development costs incurred under the development agreement or lease addendum.

(5) For the first through tenth lease years, 6% of the amount by which annual gross sales exceed $2,200,000; for the eleventh lease year and thereafter, (i) 6% of the amount by which annual gross sales exceed $2,200,000 minus (ii) any increase in initial minimum annual rent for such lease year.

(6) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(7) The lessee of the Canton, Whitehall, Columbus #4 and Redford Properties is the same unaffiliated lessee.

(8)      The  lessee  of  the  Antioch,   Clarksville,   Columbia,   Cookeville,
         Hendersonville, Hermitage, Hopkinsville, Lebanon, Madison and Tullahoma Properties is the same unaffiliated lessee.

(9) At any time after the fifth lease year if the tenant has not exercised such option for more than four properties; at any time after the sixth lease year if the tenant has not exercised such option for more than seven properties; or at any time after the seventh lease year.

(10) The company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(11) The lessee of the Miami #2, Miami #3, Miami #4, Miami Springs and North Miami Properties is the same unaffiliated lessee.

(12) Increases after the fourth lease year and after every two years thereafter during the lease term by the lesser of (i) 4% of annual rent or (ii) three times the average increase in the U.S. Consumer Price Index.

(13) The lessee of the Fort Worth #3, Kansas City and Killeen Properties is the same unaffiliated lessee.

PENDING INVESTMENTS

         As of September 29, 1998, the Company had initial commitments to acquire 11 properties with purchase prices aggregating approximately $14,100,000. These 11 properties include nine properties consisting of land and building and two properties consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 11 of these properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases."

         In connection with two of the 11 properties, the Company anticipates owning only the buildings and not the underlying land. However, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in connection with one of the properties, and either a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee or a tri-party agreement with the lessee and the landlord of the land in connection with the other property, in order to provide the Company with certain rights with respect to the land on which the buildings are located.

BORROWING

         As of September 29, 1998, the Company had funded $27,235,233 in Secured Equipment Leases through advances under its Line of Credit and had used $19,000,000 of uninvested net offering proceeds to temporarily reduce the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce interest expense incurred by the Company.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       CNL AMERICAN PROPERTIES FUND, INC.
                    PROPERTIES ACQUIRED FROM AUGUST 15, 1998
                           THROUGH SEPTEMBER 29, 1998
                For the Year Ended December 31, 1997 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from August 15, 1998 through September 29, 1998, and the total of all properties for which the Company had an initial commitment as of September 29, 1998. The statement presents unaudited estimated taxable operating results for each acquired Property that was operational (or in the case of pending investments, the total of all properties that were operational), as if the Property had been acquired and operational on January 1, 1997 through December 31, 1997. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

COMPLETED INVESTMENTS:

                                     Black-eyed Pea             Arby's              Applebee's              Applebee's
                                     Glendale, AZ            Canton, GA (6)      Antioch, TN (7)       Clarksville, TX (7)
                                    --------------           --------------      ---------------       -------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                        (5)                     (5)                $130,947                 $146,038

Asset Management Fees (2)                (5)                     (5)                  (7,829)                  (8,731)

General and Administrative
  Expenses (3)                           (5)                     (5)                  (8,119)                 (9,054)
                                                                                     --------                -------

Estimated Cash Available from
  Operations                             (5)                     (5)                 114,999                 128,253

Depreciation Expense (4)                 (5)                     (5)                 (19,676)                (25,113)
                                                                                    --------                --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         (5)                     (5)                $ 95,323               $103,140
                                                                                    ========               ========


                                  See Footnotes






                                     Applebee's              Applebee's                Applebee's                 Applebee's
                                    Columbia, TN (7)      Cookeville, TN (7)       Hendersonville, TN (7)      Hermitage, TN (7)
                                    ----------------      ------------------       ----------------------      -----------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                     $148,206               $141,713                  $143,875                  $148,283

Asset Management Fees (2)               (8,861)                (8,473)                   (8,602)                   (8,866)
General and Administrative
  Expenses (3)                          (9,189)                (8,786)                   (8,920)                   (9,194)
                                       -------               --------                  --------                  --------

Estimated Cash Available from
  Operations                           130,156                124,454                   126,353                   130,223

Depreciation Expense (4)               (23,910)               (25,634)                  (24,689)                  (21,136)
                                      --------               --------                  --------                  --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $106,246               $ 98,820                  $101,664                  $109,087
                                      ========               ========                  ========                  ========







                                  See Footnotes








                                       Applebee's              Applebee's             Applebee's               Applebee's
                                    Hopkinsville, KY (7)     Lebanon, TN (7)         Madison, TN (7)         Tullahoma, TN (7)
                                    --------------------     ---------------         ---------------         -----------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                         $126,493               $141,686                $149,556                 $126,554

Asset Management Fees (2)                   (7,563)                (8,471)                 (8,942)                  (7,566)

General and Administrative
  Expenses (3)                              (7,843)                (8,785)                 (9,272)                  (7,846)
                                          --------               --------                 -------                 --------

Estimated Cash Available from
  Operations                               111,087                124,430                 131,342                  111,142

Depreciation Expense (4)                   (24,087)               (23,628)                (21,353)                 (25,783)
                                          --------               --------                --------                 --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          $ 87,000               $100,802                $109,989                 $ 85,359
                                           =======               ========                ========                 ========







                                  See Footnotes






















                                        Arby's                 Bennigan's               Popeyes            Roadhouse Grill
                                     Whitehall, OH (6)         Ocala, FL              Valdosta, GA       Jacksonville #7, FL
                                     -----------------         ----------              ------------       -------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                          (5)                    (5)                     $53,595                 (5)

Asset Management Fees (2)                  (5)                    (5)                      (3,046)                (5)

General and Administrative
  Expenses (3)                             (5)                    (5)                      (3,323)                (5)
                                                                                          -------

Estimated Cash Available from
  Operations                               (5)                    (5)                      47,226                 (5)

Depreciation Expense (4)                   (5)                    (5)                      (9,656)                (5)
                                                                                          -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           (5)                    (5)                     $37,570                 (5)
                                                                                          =======




                                  See Footnotes





















                                      Arby's                 Pollo Tropical            Pollo Tropical          Pollo Tropical
                                   Columbus #4, OH (6)       Miami #2, FL (8)           Miami #3, FL (8)       Miami #4, FL (8)
                                   -------------------       ----------------           ----------------       ----------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                          (5)                    $157,500                  $110,455               $118,636

Asset Management Fees (2)                  (5)                     (10,499)                   (7,363)                (7,908)

General and Administrative
  Expenses (3)                             (5)                      (9,765)                   (6,848)                (7,355)
                                                                  --------                  --------                --------

Estimated Cash Available from
  Operations                               (5)                     137,236                    96,244                103,373

Depreciation Expense (4)                   (5)                     (30,548)                  (15,691)               (15,435)
                                                                  --------                  --------               --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           (5)                    $106,688                  $ 80,553               $ 87,938
                                                                  ========                  ========               ========








                                  See Footnotes





















                                        Pollo Tropical            Pollo Tropical           IHOP                      IHOP
                                     Miami Springs, FL (8)      North Miami, FL (8)   Fort Worth #3, TX (9)      Kansas City, MO (9)
                                     ---------------------      -------------------   ---------------------      -------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                          $163,636                  $143,182                $115,794                  $112,900

Asset Management Fees (2)                   (10,908)                   (9,544)                 (7,819)                   (7,623)

General and Administrative
  Expenses (3)                              (10,145)                   (8,877)                 (7,179)                   (7,000)
                                           --------                  --------                --------                  --------

Estimated Cash Available from
  Operations                                142,583                   124,761                 100,796                    98,277

Depreciation Expense (4)                    (25,843)                  (19,517)                (20,510)                  (21,230)
                                           --------                  --------                --------                  --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           $116,740                  $105,244                $ 80,286                  $ 77,047
                                           ========                  ========                ========                  ========







                                  See Footnotes






















                                         IHOP              Arby's                Completed Investments    Pending Investments
                                     Killeen, TX (9)     Redford, MI (6)                    Total                   Total (11)
                                     ---------------     ---------------         ---------------------      -------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                        $97,185               (5)                     $2,476,234               $1,163,801

Asset Management Fees (2)                 (6,560)              (5)                       (155,174)                 (72,846)

General and Administrative
  Expenses (3)                            (6,025)              (5)                       (153,525)                 (72,155)
                                         -------                                       ----------               ----------

Estimated Cash Available from
  Operations                              84,600               (5)                      2,167,535                1,018,800

Depreciation Expense (4)(11)             (19,815)              (5)                       (413,254)                (194,964)
                                         -------                                       ----------               ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         $64,785               (5)                     $1,754,281               $  823,836
                                         =======                                       ==========               ==========







                                  See Footnotes






                                                              Grand Total

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                                             $3,640,035

Asset Management Fees (2)                                       (228,020)

General and Administrative
  Expenses (3)                                                  (225,680)

Estimated Cash Available from
  Operations                                                   3,186,335

Depreciation Expense (4)                                        (608,218)
                                                              ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                              $2,578,117
                                                              ==========

----------------------------------

FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income or in the case of pending investments, estimated gross rental income, based on the previous experience of the Company and of Affiliates of the Advisor with 18 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property acquired has been depreciated on the straight-line method over 39 years.

(5) The Property is under construction for the period presented. The development agreements or lease addendums for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

         Property                         Estimated Final Completion Date
         --------                         -------------------------------

         Glendale Property                       February 14, 1999
         Canton Property                         February 16, 1999
         Whitehall Property                      February 28, 1999
         Ocala Property                          March 3, 1999
         Jacksonville #7 Property                March 14, 1999
         Columbus #4 Property                    March 17, 1999
         Redford Property                        March 24, 1999

         The Company  anticipates the pending  investments that are construction
         properties  will  generally  be  operational within  180   days   after
         acquisition.

(6) The lessee of the Canton, Whitehall, Columbus #4 and Redford Properties is the same unaffiliated lessee.

(7)      The  lessee  of  the  Antioch,   Clarksville,   Columbia,   Cookeville,
         Hendersonville, Hermitage, Hopkinsville, Lebanon, Madison and Tullahoma Properties is the same unaffiliated lessee.

(8) The lessee of the Miami #2, Miami #3, Miami #4, Miami Springs and North Miami Properties is the same unaffiliated lessee.

(9) The lessee of he Fort Worth #3, Kansas City and Killeen Properties is the same unaffiliated lessee.

(10) Information relating to the nine pending investments that are existing is based on estimated purchase prices for each of the nine properties. The remaining two properties that will be under construction once they are acquired are not included.

(11) For pending investments which consist of land and building, for purposes of calculating depreciation, the allocation of the estimated cost of the property between land and building is based upon the average allocation of the actual cost of properties (consisting of both land and building) acquired by the Company as of December 31, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS


                                                                     Page
                                                                     ----

Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of June 30, 1998           29

   Pro Forma Consolidated Statement of Earnings for the six
   months ended June 30, 1998                                         30

   Pro Forma Consolidated Statement of Earnings for the year
   ended December 31, 1997                                            31

   Notes to Pro Forma Consolidated Financial Statements for
   the six months ended June 30, 1998 and the year ended
   December 31, 1997                                                  32

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through June 30, 1998, including the receipt of $514,300,100 in gross offering proceeds from the sale of 51,430,010 shares of common stock and the application of such proceeds to purchase 310 properties (including 243 properties which consist of land and building, two properties through joint venture arrangements which consist of land and building, 21 properties which consist of building only and 44 properties which consist of land only), 16 of which were under construction at June 30, 1998, to provide mortgage financing to the lessees of the 44 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $105,226,093 in gross offering proceeds from the sale of 10,522,610 additional shares of common stock during the period July 1, 1998 through September 29, 1998, (iii) the receipt of net sales proceeds in the amount of $1,152,262 relating to the sale of one property (on which a restaurant was being developed) during the period July 1, 1998 through September 29, 1998, (iv) the application of such funds and $6,489,831 of cash and cash equivalents at June 30, 1998 to purchase 40 additional properties acquired during the period July 1, 1998 through September 29, 1998 (13 of which are under construction and consist of land and building, two which are under construction and consist of building only, 24 which consist of land and building and one parcel of vacant land on which four restaurants will be developed), to pay additional costs for the 16 properties under construction at June 30, 1998, to invest in franchise loan certificates, to provide mortgage financing, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, and (v) the application of such funds to purchase 11 properties, including nine properties consisting of land and building and two properties consisting of building only, for which the Company has made initial commitments to acquire as of September 29, 1998, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of June 30, 1998, includes the transactions described in (i) above from the historical consolidated balance sheet, adjusted to give effect to the transactions in (ii), (iii), (iv) and (v) above, as if they had occurred on June 30, 1998.

         The Pro Forma Consolidated Statements of Earnings for the six months ended June 30, 1998 and the year ended December 31, 1997, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for five of the properties that were acquired by the Company during the period January 1, 1997 through September 29, 1998, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1997, to (B) the earlier of (1) the date the property was acquired by the Company or
(2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statements of Earnings for the remaining properties acquired by the Company during the period January 1, 1997 through September 29, 1998, or the properties for which the Company has made initial commitments to acquire as of September 29, 1998, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1998


                                                                                       Pro Forma
            ASSETS                                        Historical                  Adjustments               Pro Forma
                                                          ----------                  -----------               ---------
Land and buildings on operating
  leases, less accumulated
  depreciation                                           $236,704,020             $ 58,172,682 (a)
                                                                                    12,322,313 (b)
                                                                                    (1,152,262)(c)             $306,046,753
Net investment in direct
  financing leases (f)                                    114,426,551                3,803,499 (a)
                                                                                     2,582,300 (b)              120,812,350
Investment in joint venture                                   112,847                1,395,803 (d)                1,508,650
Cash and cash equivalents                                  76,369,080               25,099,933 (a)
                                                                                   (14,140,999)(b)
                                                                                     1,152,262 (c)
                                                                                    (1,326,323)(d)
                                                                                   (16,122,442)(e)               71,031,511
Certificates of deposit                                     2,008,304                                             2,008,304
Receivables, less allowance for
  doubtful accounts of $200,361
  and $99,964 respectively                                    390,005                                               390,005
Mortgage notes receivable                                  17,451,841                  664,020 (a)               18,115,861
Equipment notes receivable                                 14,863,570                                            14,863,570
Other investments                                                  -                16,986,144 (e)               16,986,144
Accrued rental income                                       2,835,802                                             2,835,802
Other assets                                                4,957,390                1,527,847 (a)
                                                                                      (763,614)(b)
                                                                                       (69,480)(d)
                                                                                      (863,702)(e)                4,788,441
                                                         ------------             ------------                 ------------

                                                         $470,119,410             $ 89,267,981                 $559,387,391
                                                         ============             ============                 ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Line of credit                                          $ 5,438,446                                          $  5,438,446
  Accrued construction costs payable                        4,471,616             $ (4,471,616)(a)                       -
  Accounts payable and accrued
    expenses                                                  158,872                                               158,872
  Due to related parties                                    1,395,080                                             1,395,080
  Rents paid in advance                                       822,999                                               822,999
  Deferred rental income                                      980,974                   88,374 (a)                1,069,348
  Other payables                                               49,848                                                49,848
                                                         ------------             ------------                 ------------
      Total liabilities                                    13,317,835               (4,383,242)                   8,934,593
                                                         ------------             ------------                 ------------

Minority interest                                             283,229                                               283,229
                                                         ------------             ------------                 ------------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                               -                                                     -
  Excess shares, $0.01 par value per
    share.  Authorized and unissued
    78,000,000 shares                                              -                                                     -
  Common stock, $0.01 par value per
    share.  Authorized 125,000,000
    shares; issued and outstanding
    51,450,010 shares; issued and
    outstanding, as adjusted,
    61,972,620 shares                                         514,500                  105,226 (a)                  619,726
  Capital in excess of par value                          460,230,969               93,545,997 (a)              553,776,966
  Accumulated distributions in
    excess of net earnings                                 (4,227,123)                                           (4,227,123)
                                                         ------------             ------------                 ------------
      Total stockholders' equity                          456,518,346               93,651,223                  550,169,569
                                                         ------------             ------------                 ------------

                                                         $470,119,410             $ 89,267,981                 $559,387,391
                                                         ============             ============                 ============



                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 1998


                                                                                           Pro Forma
                                                            Historical                  Adjustments              Pro Forma
Revenues:
  Rental income from
    operating leases                                        $11,012,231               $  79,137 (1)             $11,091,368
  Earned income from
    direct financing leases (6)                               2,795,390                  26,311 (1)               2,821,701
  Interest income from
    mortgage notes receivable                                   864,049                                             864,049
  Other interest and income                                   2,957,408                 (72,602)(2)               2,884,806
                                                            -----------               ---------                 -----------
                                                             17,629,078                  32,846                  17,661,924
                                                            -----------               ---------                 -----------

Expenses:
  General operating and
    administrative                                              971,727                                             971,727
  Professional services                                          65,108                                              65,108
  Asset management fees
    to related party                                            729,860                   9,277 (3)                 739,137
  State and other taxes                                         182,703                                             182,703
  Depreciation and amortization                               1,648,827                   8,894 (4)               1,657,721
                                                            -----------               ---------                 -----------
                                                              3,598,225                  18,171                   3,616,396
                                                            -----------               ---------                 -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                 14,030,853                  14,675                  14,045,528

Minority Interest in Income of
  Consolidated Joint Venture                                    (15,380)                                            (15,380)
                                                            -----------               ---------                 -----------

Net Earnings                                                $14,015,473               $  14,675                 $14,030,148
                                                            ===========               =========                 ===========

Earnings Per Share of
  Common Stock (Basic
  and Diluted) (5)                                          $      0.32                                         $      0.33
                                                            ===========                                         ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (5)                                            43,166,433                                          43,166,433
                                                            ===========                                         ===========














                     See   accompanying    notes   to
          unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997


                                                                                         Pro Forma
                                                             Historical                 Adjustments              Pro Forma
Revenues:
  Rental income from
    operating leases                                        $12,457,200               $ 100,361 (1)             $12,557,561
  Earned income from
    direct financing leases (6)                               3,033,415                  56,640 (1)               3,090,055
  Interest income from
    mortgage notes receivable                                 1,687,456                                           1,687,456
  Other interest income                                       2,254,375                 (58,190)(2)               2,196,185
  Other income                                                   25,487                                              25,487
                                                            -----------               ---------                 -----------
                                                             19,457,933                  98,811                  19,556,744
                                                            -----------               ---------                 -----------

Expenses:
  General operating and
    administrative                                              944,763                                             944,763
  Professional services                                          65,962                                              65,962
  Asset and mortgage management
    fees to related party                                       804,879                   8,296 (3)                 813,175
  State taxes                                                   251,358                                             251,358
  Depreciation and amortization                               1,795,062                   4,321 (4)               1,799,383
                                                            -----------               ---------                 -----------
                                                              3,862,024                  12,617                   3,874,641
                                                            -----------               ---------                 -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                 15,595,909                  86,194                  15,682,103

Minority Interest in Income of
  Consolidated Joint Venture                                    (31,453)                                            (31,453)
                                                            -----------               ---------                 -----------

Net Earnings                                                $15,564,456               $  86,194                 $15,650,650
                                                            ===========               =========                 ===========

Earnings Per Share of
  Common Stock (Basic
  and Diluted) (5)                                          $      0.66                                         $      0.67
                                                            ===========                                         ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (5)                                            23,423,868                                          23,423,868
                                                            ===========                                         ===========










           See accompanying  notes to unaudited  pro forma  consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Balance Sheet:

(a)      Represents  gross  proceeds  of  $105,226,093   from  the  issuance  of
         10,522,610 shares of common stock during the period July 1, 1998 through September 29, 1998 and the receipt of $88,374 of rental income during construction (capitalized as deferred rental income) used (i) to acquire 40 properties (13 of which are under construction and consist of land and building, two of which are under construction and consist of building only, 24 of which consist of land and building and one parcel of vacant land on which four restaurants will be developed) for $54,014,600, (ii) to fund estimated construction costs of $9,259,890 ($4,471,616 of which was accrued as construction costs payable at June 30, 1998) relating to 16 wholly owned properties under construction at June 30, 1998, (iii) to provide mortgage financing in the amount of $630,000 (iv) to pay acquisition fees of $4,735,174 ($3,173,307 of which was allocated to properties, $34,020 of which was allocated to the mortgage financing transaction and $1,527,847 of which was classified as other assets and will be allocated to future properties) and (v) to pay selling commissions and offering expenses (stock issuance costs) of $11,574,870, which have been netted against capital in excess of par value, leaving $25,099,933 in cash and cash equivalents available for future investment.

         The pro forma adjustment to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                                       Estimated purchase
                                                        price (including
                                                        construction and
                                                         closing costs)         Acquisition fees
                                                         and additional           allocated to
                                                       construction costs           property               Total
                                                       ------------------       ----------------           -----
         Wendy's in Knoxville, TN                         $   454,930             $   24,566            $   479,496
         Black-eyed Pea in Herndon, VA                      1,278,118                 69,018              1,347,136
         Ponderosa in Blue Springs, MO                      1,729,053                 93,369              1,822,422
         Golden Corral in Clovis, NM                        1,164,741                 62,896              1,227,637
         IHOP in Poughkeepsie, NY                           1,239,713                 66,944              1,306,657
         Jack in the Box in Chandler, AZ                    1,050,116                 56,706              1,106,822
         Taco Bell in Livingston, TN                          576,560                 31,134                607,694
         Jack in the Box in Lufkin, TX                      1,004,688                 54,253              1,058,941
         Roadhouse Grill in Pensacola, FL                   1,506,841                 81,369              1,588,210
         Golden Corral in Dublin, GA                        1,288,271                 69,566              1,357,837
         TGI Friday's in El Paso, TX                        1,596,707                 86,222              1,682,929
         IHOP in Greeley, CO                                1,259,628                 68,020              1,327,648
         Wendy's in Seymour, TN                               448,152                 24,200                472,352
         Black-eyed Pea in Glendale, AZ                     1,647,393                 88,959              1,736,352
         Arby's in Canton, GA                               1,082,443                 58,452              1,140,895
         Applebee's in Antioch, TN                          1,304,830                 70,461              1,375,291
         Applebee's in Clarksville, TN                      1,455,216                 78,582              1,533,798
         Applebee's in Columbia, TN                         1,476,826                 79,749              1,556,575
         Applebee's in Cookeville, TN                       1,412,116                 76,254              1,488,370
         Applebee's in Hendersonville, TN                   1,433,658                 77,418              1,511,076
         Applebee's in Hermitage, TN                        1,477,593                 79,790              1,557,383
         Applebee's in Hopkinsville, KY                     1,260,438                 68,064              1,328,502
         Applebee's in Lebanon, TN                          1,411,849                 76,240              1,488,089
         Applebee's in Madison, TN                          1,490,276                 80,475              1,570,751
         Applebee's in Tullahoma, TN                        1,261,052                 68,097              1,329,149
         Arby's in Whitehall, OH                              750,295                 40,516                790,811
         Bennigan's in Ocala, FL                            1,633,691                 88,219              1,721,910
         Roadhouse Grill in Jacksonville, FL (#7)           1,804,535                 97,445              1,901,980
         Popeyes in Valdosta, GA                              507,679                 27,415                535,094
         Arby's in Columbus, OH (#4)                        1,041,796                 56,258              1,098,054
         Pollo Tropical in Miami, FL (#2)                   1,749,825                 94,492              1,844,317
         Pollo Tropical in Miami, FL (#3)                   1,227,098                 66,263              1,293,361
         Pollo Tropical in Miami, FL (#4)                   1,318,007                 71,172              1,389,179
         Pollo Tropical in Miami Springs, FL                1,818,007                 98,172              1,916,179



                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Balance Sheet - Continued:


         Pollo Tropical in North Miami, FL                  1,590,734                 85,900              1,676,634
         IHOP in Killeen, TX                                1,093,388                 59,043              1,152,431
         IHOP in Kansas City, MO                            1,270,465                 68,605              1,339,070
         IHOP in Fort Worth, TX (#3)                        1,303,158                 70,371              1,373,529
         Little Lake Bryan land parcel
              in Orlando, FL                                4,543,927                245,372              4,789,299
         Arby's in Redford, MI                              1,050,787                 56,742              1,107,529
         16 wholly owned properties under
           construction at June 30, 1998                    4,788,274                256,518              5,044,792
                                                          -----------             ----------            -----------

                                                          $58,802,874             $3,173,307            $61,976,181
                                                          ===========             ==========            ===========

         Adjustment classified as follows:
             Land and buildings on operating leases                                                     $58,172,682
             Net investment in direct financing leases                                                    3,803,499
                                                                                                        -----------
                                                                                                        $61,976,181
                                                                                                        ===========

(b) Represents the use of the Company's net offering proceeds to acquire 11 properties (including nine properties consisting of land and building and two properties consisting of building only) for which the Company had made initial commitments to purchase as of September 29, 1998, for an estimated cost of $14,140,999, and the allocation of $763,614 of acquisition fees to these 11 properties. See "Business - Pending Investments."

         The pro forma adjustment to land and buildings on operating leases and net investment in direct financing leases as a result of the above commitments were as follows:

                                                       Estimated purchase
                                                        price (including
                                                        construction and
                                                         closing costs)         Acquisition fees
                                                         and additional           allocated to
                                                       construction costs           property               Total
                                                       ------------------           --------               -----
         Initial commitments to acquire 11
           properties as of September 29, 1998            $14,140,999              $ 763,614            $14,904,613
                                                          ===========              =========            ===========

         Adjustment classified as follows:
             Land and buildings on operating leases                                                     $12,322,313
             Net investment in direct financing leases                                                    2,582,300
                                                                                                        -----------
                                                                                                        $14,904,613
                                                                                                        ===========

(c) Represents net sales proceeds in the amount of $1,152,262 received in conjunction with the sale of one property (on which a restaurant was being developed), which was sold at approximately net carrying value.

(d) Represents the use of the Company's net offering proceeds in accordance with the joint venture agreement of CNL/Lee Vista Joint Venture, to fund estimated construction costs of $1,326,323 relating to the property owned by the joint venture and the allocation of $69,480 of acquisition fees to this joint venture. The Company accounts for its approximate 68 percent interest in this joint venture under the equity method because it shares control with the other joint venture partner.

(e) Represents the use of the Company's net proceeds in the amount of $16,122,442 to acquire Class F, Class G and Class H Franchise Loan Certificates, Series 1998-1 from CNL Funding 98-1, LP, a mortgage loan securitization entity sponsored by an affiliate of the advisor of the Company, and the allocation of $863,702 of acquisition fees to this investment.



                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Balance Sheet - Continued:

(f) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental payments received.

Pro Forma Consolidated Statements of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for five of the properties acquired during the period January 1, 1997 through September 29, 1998, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1997, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the four Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                Date Pro Forma
                                               Date Placed      Property Became
                                               in Service       Operational as
                                             By the Company     Rental Property
                                             --------------     ---------------

               Burger King in Kent, OH        February 1997      December 1996
               Golden Corral in
                 Hopkinsville, KY             February 1997      February 1997
               Jack in the Box in
                 Folsom, CA                    October 1997      September 1997
               IHOP in Hollywood, CA            June 1998          June 1997
               Ponderosa in Blue Springs, MO    July 1998         April 1998

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1997 and 1998 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the six months ended June 30, 1998 and year ended December 31, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statements of Earnings:

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997, through (B) the earlier of (i) the actual dates of acquisition by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the six months ended June 30, 1998 and year ended December 31, 1997.

(3) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) the later of (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997, through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $4,533,000 and $3,855,000 for the Pro Forma Properties for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively), as defined in the Company's prospectus.

(4) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(5) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 1998 and the year ended December 31, 1997.

(6) See Note (f) under "Pro Forma Consolidated Balance Sheet" for a description of direct financing leases.